MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

HIGHLIGHTS

In October of 1997, Triangle Bancorp, Inc. (the "Company") acquired, as a wholly-owned subsidiary, Bank of Mecklenburg ("Mecklenburg") with assets of approximately $250 million. In addition, during 1996, the Company acquired Granville United Bank with assets of approximately $60 million. These acquisitions were accounted for using the pooling-of-interests method of accounting, therefore, all historical information has been restated to reflect the operations of the combined institutions.

Also in early 1996, the Company completed the purchase of four branch offices and approximately $55 million in deposits from First Union of North Carolina ("First Union"). and Mecklenburg acquired one branch office and $26 million in deposits from Essex Savings Bank. These transactions were accounted for as purchases, therefore, the operations of these branches are reflected only from the date of purchase.

During 1996, the Company's total assets grew to $1.2 billion from $1.1 billion at December 31, 1995. The growth in assets of 18% reflects internal deposit growth as well as the acquisition of the deposits. These funds were principally invested in loans as demand was strong for most of the year. The remaining funds were invested in securities as the liquidity of the balance sheet increased through the year. In addition, a leveraged investment program was employed by Mecklenburg to more effectively utilize capital. This strategy is described further under the securities section below.

Earnings increased $4.1 million or 45% due to increased earning assets, increased service charges on deposit accounts, increased gains on sales of investment securities and a reduction in non interest expenses.

The returns on average assets and equity were 1.13% and 13.16%, respectively, for 1996, as compared to .97% and 10.12%, respectively, for 1995. Fully diluted earnings per share were $1.01 and $0.71 for 1996 and 1995, respectively, an increase of 44%.

EARNINGS ANALYSIS

NET INTEREST INCOME

Net interest income, the principal source of the Company's earnings, is the amount of income generated by earning assets (primarily loans and investment securities) less the total interest cost of the funds obtained to carry them (primarily deposits). The volume, rate and mix of both earning assets and related funding sources determine net interest income.

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Net interest income for 1996 increased to $45.6 million from $39.5 million for
1995. This 15% increase primarily reflects an increase in the volume of average earning assets of $222 million while average interest-bearing liabilities increased only $207 million. This positive impact was offset by a decrease in the net interest margin from 4.58% to 4.21%.

For 1995, the Company's net interest income was $39.5 million, an increase of 15% or $5.0 million over 1994. Net interest income was favorably impacted by growth in the volume of average earning assets, which exceeded the volume growth in average interest bearing liabilities by $29 million. This volume growth was offset somewhat by the fact that the yield on interest earning assets rose 79 basis points, whereas the cost of interest bearing liabilities increased by 103 basis points.

PROVISION FOR LOAN LOSSES

The provision for loan losses for 1996 was $2.3 million, a significant increase over the provision for 1995. This increase reflects the significant growth in the loan portfolio during 1996. The Company continues to maintain adequate levels of coverage for nonperforming assets as well as general reserves for the portfolio as described further in the loans section below.

The 1995 provision for loan losses of $523,000 was 60% lower than the 1994 provision of $1.3 million. The Company's loan loss reserve calculation continued to show adequate reserve levels in 1995 as the loan portfolio demonstrated improving quality and reductions in nonperforming assets.

NONINTEREST INCOME

Noninterest income for 1996 was $9.9 million versus $8.4 million for 1995, an 18% increase. This increase resulted primarily from an increase in service charges on deposit accounts as transaction deposit accounts increased significantly during 1996. Other service charges decreased from 1995 as the mortgage servicing portfolio was sold during late 1995. The gain on the sale of that portfolio of $529,000 was matched by a gain of $558,000 on the sale of deposits of approximately $8 million during the second quarter of 1996. Other operating income was reduced during 1996 as a result of the loss on the sale of certain fixed assets of acquired organizations.

Also during 1996, noninterest income was impacted by an increase of $860,000 in gains on sales of investment securities due primarily to gains on off-balance sheet derivative products in connection with the leveraged investment portfolio strategy implemented during late 1995 by Mecklenburg.

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Noninterest income increased $2.6 million or 44% in 1995 because of a decrease in losses on sales of securities of $2 million and a $529,000 gain on the sale of the mortgage servicing portfolio in 1995. In addition, the Company incurred a $402,000 market valuation loss on loans held for sale during 1994 that did not reoccur in 1995. Other service charges, commission and fees were down $250,000 due primarily to a decrease in origination income on mortgage loans.

NONINTEREST EXPENSE

Noninterest expenses of $32.7 million for 1996 decreased from $33.6 million for 1995. This decrease is due to the reduction of merger expenses and other professional services. Absent the merger expenses, noninterest expenses increased by 4%. This small increase relative to a 18% increase in assets, is primarily a result of increased intangible amortization expenses from the deposit acquisition transactions, increased facilities expenses as a new main office was purchased and 4 additional branch office sites acquired or constructed during 1996. These increases were offset by gaining the efficiencies of combining the operations of merged companies.

Noninterest expenses in 1995 were $33.6 million, an increase of $2 million or 6% over 1994. The increase was primarily in merger related expenses as they exceeded the 1994 level by $1.7 million. Other increases were seen in equipment (due to investment in technological improvements), amortization of intangible assets, professional fees, advertising and office expenses. Noninterest expenses that decreased included salaries and benefits, occupancy, Federal deposit insurance expense and other expenses. These decreases are due to efficiencies seen as a result of merging five institutions into one and a deposit insurance rate decrease during the year.

INCOME TAXES

The Company's income tax expense for 1996 was approximately 35% of income. This level is less than the expected combined state and federal statutory rates due to tax exempt securities, held as well as the adjustment of the deferred tax asset to reflect current tax rates.

During 1995 and 1994, the Company's income tax expense approximated the federal statutory rate. No state tax expense was recorded due to the use of net operating loss carryforwards, which were fully utilized in 1995.

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BALANCE SHEET ANALYSIS

The Company's total assets increased from $1.05 billion in 1995 to $1.24 billion in 1996, an 18% increase. This growth, reflected primarily in the loan and investment portfolios, was funded by additional deposits. The Company continued to have a strong ratio of average earning assets to total average assets of 92%.

LOANS

The loan portfolio constitutes the Company's largest earning asset. During 1996, average net loans increased by $129 million over the 1995 level of $580 million. This increase was due to strong loan demand throughout the year in many of the Company's service areas.

Nonperforming assets at December 31, 1996 of $4.3 million increased by $1.2 million from December 31, 1995. Net charge-offs for 1996 were .10% of average loans versus .18% for 1995. As a percentage of gross loans and other real estate owned, nonperforming assets were .56% as of December 31, 1996 versus .47% at December 31, 1995. While nonperforming assets have increased slightly, these levels are considered to be relatively low compared to industry averages. The components of nonperforming assets are nonaccrual loans, loans over 90 days or more past due and other real estate owned.

The classification "nonaccrual" identifies those loans which management recognizes as collection problems, but which have not been identified as losses. Loans are placed on nonaccrual status when payments of interest and/or principal have remained delinquent for a period of 90 days or more or when management's evaluation indicates probable default prior to the 90 day delinquency period, unless the loan is both well secured and in the process of collection. The Company's credit policy does not allow new funds to be committed to borrowers who have credits in nonaccrual status.

A loan is considered impaired based on current information and events, if it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. The measurement of impaired loans is generally based on the present value of expected future cash flows discounted at the historical effective interest rate, except that collateral-dependent loans are measured for impairment based on the fair value of the collateral. During 1996 and 1995, the Company did not have a significant investment in loans determined to be impaired.

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There are no loans, other than those included in nonperforming assets, that (i)
represent or result from trends or uncertainties which management reasonably expects will materially impact future operating results, liquidity, or capital resources, or (ii) represent material credits about which management is aware of any information which causes management to have serious doubts as to the ability of such borrowers to comply with the loan repayment terms.

The adequacy of the allowance for loan losses is monitored by management through an internal loan review process. Among the factors determining the level of the allowance are loan growth, projected net charge-offs, the amount of nonperforming and past due loans and current and anticipated economic conditions.

The allowance for loan losses at December 31, 1996 was 1.43% of gross loans (1.49% in 1995) and 254% of nonperforming assets (315% in 1995). While nonperforming assets have increased slightly during 1996 and the coverage ratios noted above have decreased during 1996, based on information currently available to management as described in the previous paragraph, the allowance for loan losses is believed to be adequate. However, future additions to the allowance may be necessary based on changes in economic conditions or the circumstances of individual borrowers which may impact borrowers' ability to repay their loans.

SECURITIES, FEDERAL FUNDS SOLD AND INTEREST BEARING DEPOSITS

Securities, Federal funds sold and interest bearing deposits at the end of 1996 totaled $384 million, compared to $311 million at December 31, 1995. Securities available for sale increased $70 million and securities held to maturity increased $9 million. Approximately 53% of the portfolio represents US Treasury and Agency obligations, while mortgage-backed securities represent approximately 36% of the portfolio.

The increase in the available for sale portfolio is explained primarily by a strategic leveraging program implemented in the fourth quarter of 1995 by Mecklenburg. This program consisted of the funding of purchases of additional securities, primarily mortgage-backed securities, with Federal Home Loan Bank advances and other borrowings. Mecklenburg used an analytical methodology, known as "option adjusted spread" or "OAS", for benchmarking the value of various fixed income instruments. OAS analysis strives to evaluate the relative value of various market sectors and individual securities by quantifying and pricing options embedded within securities.

The objective in the use of this strategy is to identify, purchase and hold assets with wide option adjusted spreads and acquire interest rate swaps and options to reduce the interest rate risk component of these assets to approximately the level of the 91 day US Treasury Bill.

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DEPOSITS

Deposits increased $181 million to $1.0 billion at December 31, 1996, compared to $845 million at December 31, 1995. This growth was found in all categories of deposits. Approximately $81 million of this growth relates to the acquisition of deposits in early 1996. The remaining increase is a result of steady growth of the existing offices, including those opened during the year.

OTHER BORROWINGS

Short-term debt and other borrowings decreased 3% from $100 million to $97 million. Such borrowings represent primarily Federal funds purchased, securities sold under agreement to repurchase such securities and Federal Home Loan Bank advances.

CAPITAL

The Company's primary source of new capital is retained earnings. Management feels the Company has other funding sources if needed, including the ability to issue additional common stock or debt. The adequacy of capital is reviewed regularly, in light of current plans and economic conditions, to ensure that sufficient capital is available for current and future needs, to minimize the Company's cost of capital and to assure compliance with regulatory requirements.

Current Federal regulations require that the Banks maintain a minimum ratio of total capital to risk weighted assets of 8%, with at least 4% being in the form of Tier I capital, as defined in the regulations. In addition, the Banks must maintain a leverage ratio of 4%. As of December 31, 1996, the Banks' capital exceeded the current capital requirements. The Banks currently expect to continue to exceed these minimums without altering current operations or strategy.

The Company recognizes the need to balance the retention of sufficient capital to support future growth, meet regulatory requirements and provide shareholders with a current cash return on their investment. As a result, for the years ended December 31, 1996 and 1995, cash dividends paid were 27% and 22% of earnings, respectively.

ASSET AND LIABILITY MANAGEMENT

The largest component of the Company's earnings is net interest income, which can fluctuate widely when significant interest rate movements occur. Management is responsible for minimizing the Company's exposure to interest rate risk and assuring an adequate level of liquidity.

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To mitigate the impact of interest rate movements, the balance sheet must be structured so that repricing opportunities exist for both assets and liabilities in generally equivalent amounts at approximately the same time intervals. Imbalances in these repricing opportunities at any point in time constitute interest rate sensitivity. Interest rate sensitivity management measures the potential exposure to fluctuating interest rates. The Company's objective in managing interest rate sensitivity is to achieve reasonable stability in the net interest margin throughout economic and interest rate cycles by maintaining the proper balance of rate sensitive assets and liabilities. The major factors that are used to manage interest rate risk include the mix of fixed and floating interest rates, pricing, and maturity patterns of all asset and liability accounts. Management regularly reviews the Company's sensitivity position and evaluates alternative sources and uses of funds.

The Company's interest sensitivity is monitored using computer simulation programs which analyze the effect of various rate environments on the Company's net interest margin. In modeling the interest sensitivity of the Company's balance sheet, assumptions must be made concerning the repricing of nonmaturing liabilities such as deposit transaction accounts. Management has concluded that the historical experience of the Company and the industry in general provide the best basis for determining the repricing characteristics of these accounts. Accordingly, management places a portion of transaction account balances as repricing immediately and the remainder in the one to five year time period. Using these assumptions, the Company's interest sensitivity within a one year time frame reflects a positive impact on net interest income in a rising interest rate environment. The Company has historically monitored its interest sensitivity within an acceptable range in both rising and falling interest rate environments and keeps its exposure to changing rates to a manageable level.

Mecklenburg uses off-balance sheet derivative instruments to provide a cost-effective way to manage interest rate sensitivity created primarily by the repricing mismatch of the leveraged securities portfolio and its funding sources as well as overall balance sheet interest rate risk.

At December 31, 1996, the off-balance sheet derivative included $50 million in interest rate floors being utilized to protect its variable rate loan portfolio against declining interest rates. The aggregate notional value of off-balance sheet interest rate protection products used to hedge the available for sale securities portfolio at December 31, `1996 included interest rate swaps of $46 million, interest rate caps of $85 million and interest rate floors of $75 million.

To ensure that sufficient funds are available for loan growth and deposit withdrawals, as well as to provide for general needs, the Company must maintain an adequate level of liquidity. Both assets and liabilities provide sources of liquidity. Asset liquidity comes from the Company's ability to convert short-term investments into cash and from the maturity and repayment of loans and investment securities. Liability liquidity is provided by the Company's ability to attract deposits and borrow against unencumbered assets. The primary source of liability liquidity is the Company's customer base which provides

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core deposit growth. The overall liquidity position of the Company is closely monitored and evaluated regularly by management. Management believes the Company's liquidity sources at December 31, 1996 are adequate to meet its operating needs.

EFFECT OF CHANGING PRICES

The results of operations and financial condition presented in this report are based on historical cost information and are unadjusted for the effects of inflation. Since the assets and liabilities of banks are primarily monetary in nature (payable in fixed, determinable amounts) the performance of the Company is affected more by changes in interest rates than by inflation. Interest rates generally increase as the rate of inflation increases, but the magnitude of the change in rates may be inconsistent. While the effect of inflation on banks is normally not as significant as is its influence on those businesses which have large investments in plant and inventories, it does have an effect during periods of high inflation. There are normally corresponding increases in the money supply, and banks will normally experience above-average growth in assets, loans and deposits. Also, increases in the price of goods and services generally will result in increased operating expenses. Inflation has not been a significant factor in the Company's operations to date as the inflation rate has been moderate since its inception.

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